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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Golden West Financial Corporation on Form S-3 of our report dated January 20, 2000, appearing in the Annual Report on Form 10-K of Golden West Financial Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Oakland, California
July 12, 2000